THE APPRAISAL OF
                          BLOSSOM CORNERS I APARTMENTS




                       LOCATED AT 2001 RAPIER DAIRY ROAD,
                             IN THE CITY OF ORLANDO,
                          ORANGE COUNTY, FLORIDA 32822






                                  PREPARED FOR

                             BARON CAPITAL XI, INC.




                                DATE OF VALUATION

                                 JANUARY 5, 1998




                                 DATE OF REPORT

                                JANUARY 14, 1998

                                January 14, 1998


Baron Capital XI, Inc.
7826 Cooper Road
Cincinnati, OH 45242


Gentlemen:

At your request, our firm has inspected and appraised the Blossom Corners I apartment community which contains 70 apartment units. The subject property is located at 2001 Raper Dairy Road, Orlando, Orange County, Florida.

The objective of this appraisal was to estimate the market value of the fee simple interest in the real estate, including chattels, under market conditions prevailing on January 5, 1998. The function of this appraisal report was to provide the client with an unbiased opinion of value that can be of assistance to the client when making business decisions pertaining to the acquisition of the subject property. This appraisal report is one of the many documents of information that can be considered by the client in making an informed decision regarding the subject property.

The market value estimate, as contained herein, is contingent upon the following conditions:

1. The subject project opened in 1980. The property's management reports a current occupancy of 100.0%. The Appraiser inspected the exterior of the apartment community, however, access to the interior of the units was not available due to the high occupancy rate of the property. Interior photographs of the subject units contained herein were taken during a July 2, 1996 inspection of the subject property.

2. A current certified survey of the subject project verifying the site dimensions, area calculations, access, building locations, building area calculations, unit mix and the legal description as set out herein.

3. The Appraiser did not review sub-soil, structural, mechanical or other engineering reports depicting the current condition of the property. It is recommended that such reports be obtained. The Appraiser's visual inspections of the subject property indicates that it is in good overall condition. Over the 1995 year, the subject property reportedly received significant repairs and renovations. The most significant of these major repairs and renovations have been summarized as follows:

     A.   The subject's roofs were replaced.

     B. The building exteriors were painted and damaged and deteriorated siding was repaired and replaced. In addition, those patio fences which had deteriorated had been replaced.

Baron Capital XI, Inc.
January 14, 1998
Page 2


     C.   The parking lot was repaired, re-sealed and re-striped.

     D. Carpets and vinyl flooring were replaced in over 25 units. Eight refrigerators, seven ovens and 12 A/C units were also been replaced. Additional replacement of carpet, vinyl tile and appliances is ongoing as units turn.

     The Appraiser's inspection of the subject property revealed it to be in good overall condition. However, minor deferred maintenance items including
     1) deteriorated siding; 2) deteriorated trim; 3) patio fences in fair condition; 4) deteriorated fascia; and 5) peeling and faded paint were noted throughout the property. In addition, the property's irrigation system was not functioning. Deferred maintenance has been estimated at approximately $12,000.

4. The Appraiser has been provided with a Level I Environmental Assessment relating to the subject site and improvements which was prepared by Akdoruk and Associates, Inc. on September 23, 1992. This environmental assessment reported no on-site or off-site concerns or contamination relating to the subject property. This appraisal has been made contingent upon the absence of hazardous contamination within the subject site, and upon the absence of hazardous building materials being incorporated into the subject building improvements.

5. This appraisal has been made anticipating the utilization of one of the subject's studio units as an on-site rental and management office.

In my opinion the subject property had an estimated "as-is" market value, under the foregoing contingencies, of:

                       TWO MILLION ONE HUNDRED NINETY-FIVE
                                THOUSAND DOLLARS
                                  ($2,195,000)

The undersigned certify that, to the best of our knowledge and belief, the statements of fact contained in this report are true and correct. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is further not contingent upon the reporting of a predetermined value or directions, in value that favors the cause of the client; the amount of the value estimate; the attainment of a stipulated result; or the occurrence of a subsequent event. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics

Baron Capital XI, Inc.
January 14, 1998
Page 3


and the Standards of Professional Practice of The Appraisal Institute, The Uniform Standards of Professional Appraisal Practice, and the requirements of the state of Florida for state certified Appraisers. The use of this report is subject to the requirements of The Appraisal Institute relating to review by its duly authorized representatives.

The research, data accumulation, personal on-site inspections of the subject property and comparables, verifications/confirmations, valuation analysis, and composition of the attached appraisal report were conducted and completed by Charles B. Byrd. The report was reviewed by Philip F. Wood, MAI, and this review process consisted of: "on-site" physical inspections of the comparable sales and rentals; an on-site physical inspection of the subject property, the area, and the subject neighborhood; and the reading and examination of the completed report.

As of the date of this report, Philip F. Wood has completed the requirements under the voluntary continuing education program of The Appraisal Institute. No one provided significant professional assistance to the persons signing this report. We do not authorize the out-of-context quoting from or partial reprinting of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of media for public communication without the prior written consent of the Appraiser(s) signing this appraisal report.

Please refer to the attached, complete self-contained appraisal report for documentation of this value estimate. If any additional information is needed, please advise.

NOTE: The information contained in this report is copyrighted. The willful unauthorized use of any contents of this report constitutes copyright infringement which could subject the infringer to civil damages and criminal penalties pursuant to ss.ss.504 and 506 of the Federal Copyright Revision Act of 1976. The Florida Real Estate License Law (Chapter 475-Part II, Florida Statutes defines an appraisal, an appraisal service, an appraisal assignment and an analysis assignment. Be advised that this report falls within these definitions only if properly executed herein. Proper execution includes an original blue-ink signature by the Appraiser overlaid by a raised seal. Any deviation from this means that the report is copyright infringed, unauthorized and does not represent services provided by the Appraisers or the firm.

Respectfully submitted,

CONSORTIUM APPRAISAL, INC.                          CONSORTIUM APPRAISAL, INC.


Reviewed By:
Philip F. Wood, MAI, SRPA                           Charles B. Byrd
President (Corporate Seal)                          Staff Appraiser
State-Certified General Real                        State-Certified General Real
Estate Appraiser                                    Estate Appraiser
Florida License No. 0000777                         Florida Licence No. 0000908

96-065

                                   CONSORTIUM

                                THE APPRAISAL OF
                            BRIDGEPOINT II APARTMENTS

                         LOCATED AT 1500 MONUMENT ROAD,
                           JACKSONVILLE, DUVAL COUNTY,
                                     FLORIDA



                                  PREPARED FOR

                             BARON CAPITAL VII, INC.



                                DATE OF VALUATION

                                FEBRUARY 5, 1998



                                 DATE OF REPORT

                                 MARCH 24, 1998

                                   CONSORTIUM

                                 March 24, 1998


Baron Capital VII, Inc.
7826 Cooper Road
Cincinnati, OH 45242


Gentlemen:

At your request, our firm has inspected and appraised the Bridgepoint II apartment community which contains 48 rental apartment units. The subject property is located at 1500 Monument Road, Jacksonville, Duval County, Florida.

The purpose of this appraisal was to estimate the market value of the fee simple interest in the real estate, including chattels, under market conditions prevailing on February 5, 1998. The function of this appraisal report was to provide the client with an unbiased opinion of value that can be of assistance to the client when making business decisions pertaining to the acquisition of the subject property. This appraisal report is one of the many documents of information that can be considered by the client in making an informed decision regarding the subject property. The value estimate for the subject property contemplates that sewer, water, and garbage expenses will be directly paid by the individual tenants.

The market value estimate, as contained herein, is contingent upon the following conditions:

1. The subject project opened in 1988. The property's management reports a current occupancy of 93.8%. The exterior of the apartment community and the interiors of the vacant units were inspected. Access to all units was not available due to the occupancy of the property.

2. A current certified survey of the subject project verifying the site dimensions, area calculations, access, building locations, building area calculations, unit mix and the legal description as set out herein.

3. The Appraiser did not review sub-soil, structural, mechanical or other engineering reports depicting the current condition of the property. It is recommended that such reports be obtained.

The Appraiser's inspection of the subject property revealed it to be in good overall condition. However, minor deferred maintenance items including 1) deteriorated siding; 2) deteriorated trim; 3) some deteriorated patio fences; and 4) deteriorated fascia were noted throughout the property. In addition, it appeared that a portion of one of the buildings could be infested with termites. Deferred maintenance has been estimated at $6,000.

      Mailing Address: Post Office Drawer 2129, Winter Park, Florida 32790
                       (407) 647-0800Fax # (407) 645-2301

Baron Capital VII, Inc.
March 24, 1998
Page 2


4. The Appraiser has not been provided with environmental reports relating to the subject site or improvements. This appraisal has been made contingent upon the existence of no hazardous contamination of the subject site and upon the absence of hazardous building materials being incorporated into the subject building improvements. Environmental reports relating to the subject site and improvements were not available and should be obtained.

By virtue of the Appraiser's inspection, investigation and analyses, it was Appraiser's opinion that the estimated "As Is" market value of the fee simple interest in the subject Bridgepoint Phase II Apartments, as described herein, as of February 5, 1998, equaled:

                  ONE MILLION SIX HUNDRED TEN THOUSAND DOLLARS
                                  ($1,610,000)

The undersigned certify that, to the best of our knowledge and belief, the statements of fact contained in this report are true and correct. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved. Our compensation is not contingent on an action or event resulting, from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is further not contingent upon the reporting of a predetermined value or directions in value that favors the cause of the client; the amount of the value estimate; the attainment of a stipulated result; or the occurrence of a subsequent event. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of The Appraisal Institute, The Uniform Standards of Professional Appraisal Practice, and the requirements of the state of Florida for state-certified Appraisers. The use of this report is subject to the requirements of The Appraisal Institute relating to review by its duly authorized representatives.

The research, data accumulation, personal on-site inspections of the subject property and comparables, verifications/confirmations, valuation analysis, and composition of the attached appraisal report were conducted and completed by Charles B. Byrd. The report was reviewed by Philip F. Wood, MAI, and this review process consisted of "on-site" physical inspections of the comparable sales and rentals; an on-site physical inspection of the subject property, the area, and the subject neighborhood; and the reading and examination of the completed report.

As of the date of this report, Philip F. Wood has completed the requirements of the continuing education program of the Appraisal Institute. No one provided significant professional assistance to the persons signing this report. We do not authorize the out-of-context quoting from or partial reprinting of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of media for public communication without the prior

Baron Capital VII, Inc.
March 24, 1998
Page 3


written consent of the Appraiser(s) signing this appraisal report.

Please refer to the attached, complete self-contained appraisal report for documentation of this value estimate. If any additional information is needed, please advise.

NOTE: The information contained in this report is copyrighted. The willful unauthorized use of any contents of this report constitutes copyright infringement which could subject the infringer to civil damages and criminal penalties pursuant to ss.ss.504 and 506 of the Federal Copyright Revision Act of 1976. The Florida Real Estate License Law (Chapter 475-Part II, Florida Statutes defines an appraisal, an appraisal service, an appraisal assignment and an analysis assignment. Be advised that this report falls within these definitions only if properly executed herein. Proper execution includes an original blue-ink signature by the Appraiser overlaid by a raised seal. Any deviation from this means that the report is copyright infringed, unauthorized and does not represent services provided by the Appraisers or the firm.

Respectfully submitted,

         CONSORTIUM APPRAISAL


         Phillip F. Wood, MAI, SRPA                 Charles B. Byrd
         President (Corporate Seal)                 Staff Appraiser
         State-Certified General Real               State-Certified General Real
         Estate Appraiser                           Estate Appraiser
         Florida License No. 0000777                Florida Licence No. 0000908

98-017

                                 August 24, 1998


Baron Capital III, Inc.
7826 Cooper Road
Cincinnati, OH 45242


Dear Mr. McGrath:

At your request, our firm has inspected and appraised the existing Camellia Court apartment community which contains 60 rental apartment units, a laundry facility, and a manger's office. The subject property is located at 1401 S. Clyde Morris Boulevard, in the city of Daytona Beach, Volusia County, Florida 32114.

The objective of this appraisal was to estimate the market value of the fee simple interest in the subject real estate, including chattels, under market conditions prevailing on August 17, 1998.

The market value estimate, as contained herein, is contingent upon the following conditions:

1. The subject project opened in 1977. The property reports a current occupancy of 98.3%. The Appraiser inspected the exterior of the apartment community and the interior of the one vacant unit. Access to most of the units was not available due to the occupancy rate the property.

2. A current certified survey of the subject project verifying the site dimensions, area calculations, access, building locations, building area calculations, unit mix and the legal description as set out herein.

3.   The  Appraiser  did not review  sub-soil  structural,  mechanical  or other
     engineering   reports  depicting  the  current  condition  of  the  subject property. It is recommended that such reports be obtained.

4. The Appraiser has not been provided with environmental reports relating to the subject site or improvements. This appraisal has been made contingent upon the existence of no hazardous contamination of the subject site and upon the absence of hazardous building materials being incorporated into the subject building improvements. Environmental reports relating to the subject site and improvements were not available and should be obtained.

Baron Capital III, Inc.
August 24, 1998
Page 2


5. The Appraiser's inspection of the subject property indicates that it is in good overall condition, reflecting only minor items of deferred maintenance. The most significant items of deferred maintenance noted during the Appraiser's inspection of the subject property included 10 moderate amounts of deteriorated siding which should be repaired 20 deteriorated door frames and trim which should be repaired 30 a small number of patio fences that require repair and 40 some areas of deteriorated fascia and building trim that should be repaired. The cost to repair these items of deferred maintenance has been estimated at $3,000.

This appraisal is subject to: a) the building components on and within the subject buildings being structurally sound and in good physical condition, excepting those deteriorated items so noted in this report; and b) the verification of the curable physical deterioration estimates set out herein by a qualified building contractor and is subject to revision based upon the findings of the contractor.

By virtue of the Appraiser's inspection, investigation and analyses, it was the opinion of the Appraiser that the estimated market value of the "as-is" fee simple interest in the subject Camellia Court Apartments, based upon market conditions prevailing on August 17, 1998, equaled:

                ONE MILLION EIGHT HUNDRED THIRTY THOUSAND DOLLARS
                                  ($1,830,000)

At the request of the client, an estimate of the market value of the subject property "as-if" the items of deferred maintenance were cured has been made. This value estimate was calculated by adding the previously estimated costs to cure the deferred maintenance to the "as-is" market value estimate as reported above. The "as-complete" value of the subject property, based upon market conditions existing on August 17, 1998, and subject to the limiting conditions and contingencies set out herein, was:

             ONE MILLION EIGHT HUNDRED THIRTY THREE THOUSAND DOLLARS
                                 ($1,833,000.00)

The undersigned certify that, to the best of our knowledge and belief, the statements of fact contained in this report are true and correct. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conlcusions. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved. Our compensation is not contingent on an action or even resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is further not contingent upon the reporting of a predetermined value or directions in value that favors the cause

Baron Capital III, Inc.
August 24, 1998
Page 3


of the client; the amount of the value estimate; the attainment of a stipulated result; or the occurrence of a subsequent event. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of The appraisal Institute, the Uniform Standards of Professional Appraisal Practice, and the requirements of State of Florida for state-certified Appraisers. The use of this report is subject to the requirements of The Appraisal Institute relating to review by its duly authorized representatives.

The research, data accumulation, personal on-site inspections of the subject property and comparables, verifications/confirmations, valuation analysis, and composition of the attached appraisal report were conducted completed by Charles
B. Byrd. The report was reviewed by Philip F. Wood, MAI, and this review process consisted of "on-site" physical inspections of the comparable sales and rentals; an on-site physical inspection of the subject property, the area, and the subject neighborhood; and the reading and examination of the completed report.

As of the date of this report, Philip F. Wood has completed the requirements of the continuing education program of the Appraisal Institute. No one provided significant professional assistance to the persons signed this report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of media for public communication without the prior written consent of the Appraiser(s) signing this appraisal report.

Please refer to the attached complete, self-contained appraisal report for documentation of this value estimate. If any additional information is needed, please advise.

NOTE: The information contained in this report is copyrighted. The willful unauthorized use of any contents of this report constitutes copyright infringement which could subject the infringer to civil damages and criminal penalties pursuant to ss.ss.504 and 506 of the Federal Copyright Revision Act of 1976. The Florida Real Estate License Law (Chapter 475-Part II, Florida Statutes defines an appraisal, an appraisal service, an appraisal assignment and an analysis assignment. Be advised that this report falls within these definitions only if properly executed herein. Proper execution includes an original blue-ink signature by the Appraiser overlaid by a raised seal. Any deviation from this means that the report is copyright infringed, unauthorized and does not represent services provided by the Appraisers or the firm.

Baron Capital III, Inc.
August 24, 1998
Page 4


Respectfully submitted,



         CONSORTIUM APPRAISAL, INC.                 CONSORTIUM APPRAISAL, INC.


         Reviewed By:
         Philip F. Wood, MAI, SRPA                  Charles B. Byrd
         President (Corporate Seal)                 Staff Appraiser
         State-Certified General Real               State-Certified General Real
         Estate Appraiser                           Estate Appraiser
         Florida License No. 0000777                Florida License No. 0000908


98-057

                                   CONSORTIUM


                                THE APPRAISAL OF
                              EAGLE LAKE APARTMENTS


                      LOCATED AT 1025 EAGLE LAKE TRAIL, IN
                          PORT ORANGE, VOLUSIA COUNTY,
                                     FLORIDA





                                  PREPARED FOR

                             BARON CAPITAL II, INC.




                                DATE OF VALUATION

                                 JANUARY 9, 1998




                                 DATE OF REPORT

                                JANUARY 16, 1998

                                   CONSORTIUM

                                January 16, 1998


Baron Capital II, Inc.
7826 Cooper Road
Cincinnati, OH 45242


Gentlemen:

At your request, our firm has inspected and appraised the Eagle Lake apartment community which contains 77 rental apartment units. The subject property is located at 1025 Eagle Lake Trail, Port Orange, Volusia County, Florida, 32119.

The purpose of this appraisal was to estimate the market value of the fee simple interest in the real estate, including chattels, under market conditions prevailing on January 9, 1998. The function of this appraisal report was to provide the client with an unbiased opinion of value that can be of assistance to the client when making business decisions pertaining to the acquisition of the subject property. This appraisal report is one of the many documents of information that can be considered by the client in making an informed decision regarding the subject property.

     The market value estimate, as contained herein, is contingent upon the following conditions:

1. The subject project opened in 1988. The property's management reports a current occupancy of 90.9%. The exterior of the apartment community and the interiors of the vacant units were inspected. Access to all units was not available due to the occupancy of the property.

2. A current certified survey of the subject project verifying the site dimensions, area calculations, access, building locations, building area calculations, unit mix and the legal description as set out herein.

3. The Appraiser did not review sub-soil, structural, mechanical or other engineering reports depicting the current condition of the property. It is recommended that such reports be obtained.

The Appraiser's inspection of the subject property revealed it to be in good overall condition. In 1995 the subject property reportedly received significant repairs and renovations. However, minor deferred maintenance items including 1) deteriorated siding; 2) deteriorated trim; 3) some deteriorated patio fences; and 4) deteriorated fascia were noted throughout the property. Deferred maintenance has been estimated at $10,000.

      Mailing Address: Post Office Drawer 2129, Winter Park, Florida 32790
                       (407) 647-0800 Fax # (407) 645-2301

Baron Capital II, Inc.
January 16, 1998
Page 2


4. The Appraiser has not been provided with environmental reports relating to the subject site or improvements. This appraisal has been made contingent upon the existence of no hazardous contamination of the subject site and upon the absence of hazardous building materials being incorporated into the subject building improvements. Environmental reports relating to the subject site and improvements were not available and should be obtained.

In my opinion the subject property had an estimated "as-is" market value, under the foregoing contingencies, of:

                    TWO MILLION FIVE-HUNDRED THOUSAND DOLLARS
                                  ($2,500,000)

The value estimate as set out above reflects the "as-is" market value of the subject property. As set forth in contingency 3, minor deferred maintenance items were noted during the physical inspection of the subject property. The estimated cost to cure the deferred maintenance items totals $10,000. The cost to cure the deferred maintenance items was deducted from each of the three approaches in arriving at the "as-is" market value estimate for the subject property. The client has reported to the Appraisers that the items of deferred maintenance are scheduled for immediate repair and/or replacement. The value indication reflected by each approach to value will increase by $10,000 as a result of this work. The resulting value indication reflected by the Cost Approach equals $2,52 1,000, the value indication reflected by the Income Approach equals $2,431,000, and the value indication reflected by the Market Approach equals $2,541,000. The correction of the items of deferred maintenance will improve the visual appearance of the property and enhance its marketability. The correction of the deferred maintenance items results in the Appraisers correlating the value estimate closer to the upper limit of value reflected by the Market Approach. As a result, it is the Appraiser's opinion that the subject property has an estimated market value, based upon the deferred maintenance being cured, under the foregoing contingencies, of:

                TWO MILLION FIVE HUNDRED THIRTY THOUSAND DOLLARS
                                   (2,530,000)

The undersigned certify that, to the best of our knowledge and belief, the statements of fact contained in this report are true and correct. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is further not contingent upon the reporting of a predetermined value or directions in value that favors the cause of the client; the amount of the value estimate; the attainment of a stipulated result; or the occurrence of a subsequent event. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of The Appraisal Institute, The Uniform Standards of Professional Appraisal Practice, and the requirements of the state of Florida for state-certified Appraisers. The use of this report is subject to the requirements of The Appraisal Institute relating to review by its duly authorized representatives.

Baron Capital II, Inc.
January 16, 1998
Page 3

The research, data accumulation, personal on-site inspections of the subject property and comparables, verifications/confirmations, valuation analysis, and composition of the attached appraisal report were conducted and completed by Charles B. Byrd. The report was reviewed by Philip F. Wood, MAI, and this review process consisted of: "on-site" physical inspections of the comparable sales and rentals; an on-site physical inspection of the subject property, the area, and the subject neighborhood; and the reading and examination of the completed report.

As of the date of this report, Philip F. Wood has completed the requirements of the continuing education program of the Appraisal Institute. No one provided significant professional assistance to the persons signing this report. We do not authorize the out-of-context quoting from or partial reprinting of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of media for public communication without the prior written consent of the Appraiser(s) signing this appraisal report.

Please refer to the attached, complete self-contained appraisal report for documentation of this value estimate. If any additional information is needed, please advise.

NOTE: The information contained in this report is copyrighted. The willful unauthorized use of any contents of this report constitutes copyright infringement which could subject the infringer to civil damages and criminal penalties pursuant to ss.ss.504 and 506 of the Federal Copyright Revision Act of 1976. The Florida Real Estate License Law (Chapter 475-Part II, Florida Statutes defines an appraisal, an appraisal service, an appraisal assignment and an analysis assignment. Be advised that this report falls within these definitions only if properly executed herein. Proper execution includes an original blue-ink signature by the Appraiser overlaid by a raised seal. Any deviation from this means that the report is copyright infringed, unauthorized and does not represent services provided by the Appraisers or the firm.

Respectfully submitted,

         CONSORTIUM APPRAISAL, INC.                 CONSORTIUM APPRAISAL, INC.

         Reviewed By:
         Philip F. Wood, MAI, SRPA                  Charles B. Byrd
         President (Corporate Seal)                 Staff Appraiser
         State-Certified General Real               State-Certified General Real
         Estate Appraiser                           Estate Appraiser
         Florida Licence No. 0000777                Florida Licence No. 0000908

95-057

Richards Appraisal Service, Inc.
Thomas G. Richards, MAI . . . State Certified General Appraiser RZ 0000574


September 1, 1998

Mr. Gregory K. McGrath
Baron Capital, Inc.
7628 Cooper Road
Cincinnati, Ohio 45242

Dear Mr. McGrath,

On October 22, 1997 I prepared an appraisal report on the individual condominium unit located at 108 Morris Road in Daytona Beach, Florida. This report carries a file number of 2223.

This unit represented the standard 3 bedroom, 2.5 bath unit which contained 1358 square feet of living area. The estimated market value subject to the above
referenced   appraisal  and  the  limiting   conditions  affixed  therefore  was
$70,000.00.

The appraiser understands that the purpose of this letter is to accompany a REIT package for the entire project. Therefore, the appraiser recommends the reader not confuse this document as a complete appraisal of the above referenced property. Rather, the appraiser recommends that the reader review this document only in conjunction with the original appraisal reports so as not to be misleading.

If any additional information is needed, please advise.

Respectfully,


Sarah Richards
State Certified Residential Appraiser RD 0002789


Sincerely,


Thomas G. Richards, MAI
State Certified General Appraiser RZ 0000574


                  598 Eau Gallie Blvd... Melbourne, Fla. 32935
                       Phone 407-255-5108 Fax 407-255-5109

Richards Appraisal Service, Inc.
Thomas G. Richards, MAI . . . State Certified General Appraiser RZ 0000574


September 1, 1998


Mr. Gregory K. McGrath
Baron Capital, Inc.
7826 Cooper Road
Cincinnati, Ohio 45242

Dear Mr. McGrath,

On October 22, 1997 I prepared an appraisal report on the individual condominium unit located at 272 Morris Road in Daytona Beach, Florida. This report carries a file number of 2223.

This unit represented the standard 2 bedroom, 2.5 bath unit which contained 1358 square feet of living area. The estimated market value subject to the above
referenced   appraisal  and  the  limiting   conditions  affixed  therefore  was
$68,000.00.

The appraiser understands that the purpose of this letter is to accompany a REIT package for the entire project. Therefore, the appraiser recommends the reader not confuse this document as a complete appraisal of the above referenced property. Rather, the appraiser recommends that the reader review this document only in conjunction with the original appraisal reports so as not to be misleading.

If any additional information is needed, please advise.

Respectfully,


Sarah Richards
State Certified Residential Appraiser RD 0002789


Sincerely,


Thomas G. Richards, MAI
State Certified General Appraiser RZ 0000574


                  598 Eau Gallie Blvd... Melbourne, Fla. 32935
                    Phone 407-255-5108. . . Fax 407-255-5109

Richards Appraisal Service, Inc.
Thomas G. Richards, MAI . . . State Certified General Appraiser RZ 0000574


September 1, 1998


Mr. Gregory K. McGrath
Baron Capital, Inc.
7826 Cooper Road
Cincinnati, Ohio 45242

Dear Mr. McGrath,

On October 22, 1997 I prepared an appraisal report on the individual condominium unit located at 100 Morris Road in Daytona Beach, Florida. This report carries a file number of 2223.

This unit represented the standard 2 bedroom, 2 bath unit which contained 1044 square feet of living area. The estimated market value subject to the above
referenced   appraisal  and  the  limiting   conditions  affixed  therefore  was
$60,000.00.

The appraiser understands that the purpose of this letter is to accompany a REIT package for the entire project. Therefore, the appraiser recommends the reader not confuse this document as a complete appraisal of the above referenced property. Rather, the appraiser recommends that the reader review this document only in conjunction with the original appraisal reports so as not to be misleading.

If any additional information is needed, please advise.

Respectfully,


Sarah Richards
State Certified Residential Appraiser RD 0002789


Sincerely,


Thomas G. Richards, MAI
State Certified General Appraiser RZ 0000574


                  598 Eau Gallie Blvd... Melbourne, Fla. 32935
                    Phone 407-255-5108. . . Fax 407-255-5109

                                                 ALLIED APPRAISAL SERVICES, INC.




                             HYPOTHETICAL APPRAISAL

                                Glen Lake Suites
                           2000 Gandy Boulevard North
                          St. Petersburg, Florida 33702

                                  Appraisal of

                              Furniture & Equipment

                              Market Value In Place

                                      as of

                                 March 13, 1998











Professional Appraisers Of Real And Personal Property

929 S.E. First Street 9 Pompano Beach, Florida 33060 * (954) 782-3130
         Toll Free in South Florida (800) 273-4623 9 Fax (954) 942-7678

March 18, 1998

Gregory K. McGrath
Baron Capital V, Inc.
7826 Cooper Road
Cincinnati, Ohio 45242

Dear Mr. McGrath:

ALLIED APPRAISAL SERVICES, INC.

In accordance with your request, we have made an appraisal of certain furniture, and equipment identified to us as being the property of:

                                Glen Lake Suites
                           2000 Gandy Boulevard North
                          St. Petersburg, Florida 33702
Purpose of the Appraisal

The purpose of this appraisal is to estimate the current Market Value In Place of the property assets appraised.

Function of the Appraisal

It is our understanding that this appraisal will be used to assist in establishing values for various corporation purposes of the property appraised.

Description of Property Appraised

The property appraised comprises certain tangible property assets that are used in the operation of an extended stay hotel.

Property Interest Appraised

No investigation has been made as to title or ownership of the property appraised. An unencumbered clear title to ownership of the property appraised is presumed in this appraisal. Any liens, loans or other encumbrances applicable to any or all of the property appraised is disregarded.

GLEN LAKE SUITES                                 ALLIED APPRAISAL SERVICES, INC.


Hypothetical Premise

The subject property is currently being converted from rental property to an all suite extended stay facility. The project is expected to be completed by May 1, 1998.

The appraiser has carefully reviewed the preliminary proposal in order to develop a clear understanding of the type and extent of the renovations. It is assumed in this appraisal that all furniture and special systems will be completed as represented to the appraiser.

This appraisal also assumes appropriate quality construction, materials and workmanship. This appraisal and the values reported herein are subject to change, if and when the renovation is completed, inspected and found to be substantially different from the proposed renovations.

Definitions

Definitions of terms as used in this report are as follows:

"Replacement Cost New" is defined as being the amount of money that would be required to purchase, acquire or fabricate the same or identical items in new condition from the normal and usual vendors and suppliers to the trade. In cases where identical items no longer available new, replacement costs of items similar utility and quality have been used. Items of a type no longer made are valued as available rebuilt or as available in the used equipment market. Included are appropriate sales taxes, labor, material, and installation cost where applicable.

"Market Value In Place" is defined as being the amount of money that could be realized in a sale between a willing buyer and a willing seller when the property appraised is considered as a component part of a business enterprise or business facility. This value can also be defined as the used retail value of the components, increased to reflect taxes, freight, installation and the assemblage value.

Date of Inspection

The property appraised was inspected on March 12 and 13, 1998.

Appraisal Date

The property is appraised as of the date March 13, 1998.

GLEN LAKE SUITES                                 ALLIED APPRAISAL SERVICES, INC.

Methods of Valuation

Property is generally appraised by using one or more of three approaches to value briefly described as follows:

     1. Cost Approach - in which the property is valued at its replacement cost new less accrued depreciation.

     2. Market Comparison Approach - in which the property is valued by directly comparing it to other properties that have recently been sold.

     3. Income Approach - in which the property is valued based on its ability to generate income and profit.

The subject property has been valued primarily by the cost approach and secondarily by the market approach. The income approach is not considered a valid approach in this appraisal.

Procedure

The procedures used in performing this inspection, analysis and appraisal included, but were not limited to the following:

A detailed inspection and inventory was made of the qualifying property items to be appraised. The inventory was in sufficient detail to enable anticipated valuation research. Estimates of condition and utility were recorded based on the inspection and/or the observed operation of the item.

The Replacement Cost New of the various property items were researched in appropriate reference sources or manuals, or in direct contact with dealers and/or manufacturers of the item. The replacement cost of certain home made or specially fabricated items has been estimated based on the appraiser's judgement as to the cost of labor and materials. Actual or recorded costs to the owner were not researched.

An appropriate estimate of accrued depreciation was developed based on the inspection and observation of the item's age, condition, functional utility and economic obsolescence as well as other relevant data available.

The Market Value in Place for each item or group of items was developed by subtracting the estimated accrued depreciation from the Replacement Cost New, or from research into the used marketplace for that item, adjusting for freight and installation where necessary.

GLEN LAKE SUITES                                 ALLIED APPRAISAL SERVICES, INC.

Detailed Inventory and Valuation Section

Included as a part of this appraisal report is a detailed Inventory and Valuation Section in which the property items appraised are more fully described and/or valued.

The inventory and valuation section is compiled by classification of property.

Summary and Conclusion

In our opinion the Hypothetical Market Value In Place of the property appraised, as of March 13, 1998 is fairly stated as being:

                                  Hypothetical
                                  Market Value
                                    In Place

Classification                     ----------

Furniture & Equipment             $ 933,079.00

Assumptions and Limiting Conditions

The appraiser will not be responsible for matters of a legal nature that affect either the property appraised or the title to it. It is assumed that the title is good and marketable.

The appraiser has considered, in the estimate of depreciation, wear and tear, physical deterioration, needed repairs and other adverse conditions observed at the time of inspection. Unless otherwise stated in the appraisal report, the appraiser has no knowledge of hidden or unapparent conditions that would make the property more or less valuable, and has assumed that there are no such conditions, and makes no guarantees or warranties, express or implied, regarding the actual condition of any or all of the property items appraised.

The listing of property appraised is considered accurate and complete. The appraiser has, to the best of his ability, inventoried all the property items eligible for inclusion in this appraisal. In cases of highly mobile property, it is possible some items may be included more than once, and some items, for whatever reason, may not have been seen or were overlooked.

GLEN LAKE SUITES                                 ALLIED APPRAISAL SERVICES, INC.

Certification

The undersigned certify that to the best of his knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are the appraiser's impartial opinions and conclusions and were developed without outside influence.

Neither the appraiser, the firm or its employees have a present or prospective interest in the property appraised, and have no personal interest or bias with respect to the parties involved.

Compensation for the preparation of this appraisal is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

The property herein appraised has been physically inspected by the following individual: Edward J. Weinert, ASA

The analyses, opinions and conclusions herein were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice as developed and published by The Appraisal Standards Board of The Appraisal Foundation.

The American Society of Appraisers has a mandatory recertification program for all of its designated members. I am in compliance with that program.

Respectfully submitted,
Allied Appraisal Services, Inc.


Edward J. Weinert, ASA
Senior Appraiser

                                   CONSORTIUM



                                THE APPRAISAL OF
                     AN EXISTING 144-UNIT APARTMENT PROJECT
                       KNOWN AS GLEN LAKE ARMS APARTMENTS,
                  LOCATED ALONG THE SOUTHEAST SIDE OF THE GANDY
                         BOULEVARD FRONTAGE ROAD IN THE
                             CITY OF ST. PETERSBURG,
                            PINELLAS COUNTY, FLORIDA.





                                  PREPARED FOR

                              BARON CAPITAL V, INC.




                               DATE OF INSPECTION

                                JANUARY 15, 1998




                                DATE OF VALUATION

                                DECEMBER 31, 1997




                                 DATE OF REPORT

                                 MARCH 13, 1998

                                   CONSORTIUM

                                 March 13, 1998
Baron Capital V, Inc.
7826 Cooper Road
Cincinnati, OH 45242

Gentlemen:

At your request, our firm has inspected and appraised an existing 144-unit multifamily rental apartment project known as Glen Lake Arms Apartments. The subject property is located along the southeast side of the Gandy Boulevard frontage road, in the city of St. Petersburg, Pinellas County, Florida. The subject property reflects a current street address of 2000 Gandy Boulevard North.

The purpose of this appraisal was to estimate the market value of the fee simple interest in the real estate, including chattels, under market conditions prevailing on December 31, 1997, and based upon the continued operation of the subject property as a conventional rental apartment community offering primarily long term (7-12 month) leases. The subject property is currently in the process of being repositioned in the market to offer short term rentals including daily, weekly, and monthly rentals, as well as 1-6 month and 7-12 month leases. In order to reposition the subject in the market under the extended stay concept, significant improvements are being made to the property including the complete renovation of the unit interiors, the furnishing of all of the property's units and the installation of other features and equipment. The subject property will also offer significantly enhanced services including housekeeping and 7-day/24-hour staff accessibility. The repositioning of the subject property under the extended stay concept reportedly began in January 1998.

This appraisal report is limited in scope in that, at the clients request, no analyses or consideration has been given herein to the feasibility or impacts on value of the repositioning of the property to the extended stay concept which is currently underway at the subject. The function of this appraisal report was to provide the client with an unbiased opinion of value that can be of assistance to the client when making business decisions pertaining to the acquisition of the subject property. This appraisal report is one of the many documents of information that can be considered by the client in making an informed decision regarding the subject property.

The market value estimate, as contained herein, is contingent upon the following conditions:

1. The subject project opened in 1986 and is currently 98.6% occupied. This occupancy level recognizes two of the subject units which are vacant. The Appraiser was unable to inspect the interior of the occupied units within the subject development. Therefore, this report is subject to verification of the unit mix as set out herein by survey.

      Mailing Address: Post Office Drawer 2129, Winter Park, Florida 32790
                       (407) 647-0800 Fax # (407) 645-2301

Baron Capital V, Inc.
March 13, 1998
Page 2


2. The Appraiser has visually inspected the subject project and found it to be in good overall condition. The Appraiser has not reviewed subsoil, structural, mechanical or other engineering reports as to the current condition of the subject project. Such reports should be obtained.

3. The subject property has been valued as if unaffected by legal limitations upon its operation.

4. The Appraiser has not been provided with environmental reports relating to the subject site or improvements. This appraisal has been made contingent upon the existence of no hazardous contamination of the subject site and upon the absence of hazardous building materials being incorporated into the subject building improvements. Environmental reports relating to the subject site and improvements were not available and should be obtained.

In my opinion the subject property had an estimated "as-is" market value, under the foregoing contingencies, of:

                FIVE MILLION FIVE-HUNDRED FIFTY THOUSAND DOLLARS

                                  ($5,550,000)

The undersigned certify that, to the best of our knowledge and belief, the statements of fact contained in this report are true and correct. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is further not contingent upon the reporting of a predetermined value or directions in value that favors the cause of the client; the amount of the value estimate; the attainment of a stipulated result; or the occurrence of a subsequent event. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of The Appraisal Institute, The Uniform Standards of Professional Appraisal Practice, and the requirements of the state of Florida for state certified Appraisers. The use of this report is subject to the requirements of The Appraisal Institute relating to review by its duly authorized representatives.

The research, data accumulation, personal on-site inspections of the subject property and comparables, verifications/confirmations, valuation analysis, and composition of the attached appraisal report were conducted and completed by Charles B. Byrd. The report was reviewed by

Baron Capital V, Inc.
March 13, 1998
Page 3


Philip F. Wood, MAI, and this review process consisted of: "on-site" physical inspections of the comparable sales and rentals; an on-site physical inspection of the subject property, the area, and the subject neighborhood; and the reading and examination of the completed report.

As of the date of this report, Philip F. Wood has completed the requirements of the continuing education program of the Appraisal Institute. No one provided significant professional assistance to the persons signing this report. We do not authorize the out-of-context quoting from or partial reprinting of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of media for public communication without the prior written consent of the Appraiser(s) signing this appraisal report.

Please refer to the attached, limited self-contained appraisal report for documentation of this value estimate. If any additional information is needed, please advise.

NOTE: The information contained in this report is copyrighted. The willful unauthorized use of any contents of this report constitutes copyright infringement which could subject the infringer to civil damages and criminal penalties pursuant to ss.ss.504 and 506 of the Federal Copyright Revision Act of 1976. The Florida Real Estate License Law (Chapter 475-Part H, Florida Statutes defines an appraisal, an appraisal service, an appraisal assignment and an analysis assignment. Be advised that this report falls within these definitions only if properly executed herein. Proper execution includes an original blue-ink signature by the Appraiser overlaid by a raised seal. Any deviation from this means that the report is copyright infringed, unauthorized and does not represent services provided by the Appraisers or the firm.

Respectfully submitted,

CONSORTIUM APPRAISAL, INC.                          CONSORTIUM APPRAISAL, INC.

Reviewed By:
Philip F. Wood, MAI, SRPA                           Charles B. Byrd
President (Corporate Seal)                          Staff Appraiser
State-Certified General Real                        State-Certified General Real
Estate Appraiser                                    Estate Appraiser
Florida License No. 0000777                         Florida Licence No. 0000908

98-021

                                   CONSORTIUM


                                  March 4, 1998


Mr. Gregory McGrath
Baron Capital XVII, Inc.
7826 Cooper Road
Cincinnati, OH 45242


RE:  Pineview Apartments

Dear Mr. McGrath:

Under market conditions prevailing on June 17, 1997, our firm prepared an appraisal of the Pineview apartment community. The Pineview apartments, which contain 91 units, are located at 4801 North Pine Hills Road in the city of Orlando, Orange County, Florida. The appraisal of the Pineview apartment community was prepared for GMAC Commercial Mortgage. The function of the appraisal report was to provide a basis for the underwriting of a mortgage loan by GMAC. The purpose of the appraisal was to estimate the market value of the fee simple interest in the real estate, including chattels, under market conditions prevailing on June 17, 1997. The appraisal of the Pineview apartment community indicated that the property had an estimated "as-is" market value of $2,550,000, which was subject to four specific contingencies.

This letter has been prepared as an addendum to the appraisal of the Pineview apartment community. The purpose of this addendum is to address items of deferred maintenance, proposed renovations, and utility sub-metering.

The appraisal of the Pineview apartment community recognized that deferred maintenance existed at the property. The Appraiser found a significant amount of deferred maintenance, primarily relating to the subject's roofs and deteriorated siding. These items of deferred maintenance were described in detail within the appraisal. The Appraiser estimated the cost to cure the deferred maintenance at $70,000. The cost to cure the deferred maintenance was deducted from each of the approaches to value considered in the valuation of the subject apartment community. The valuation of the Pineview apartment community considered the Cost, Income, and Market Approaches to value.

The  Appraiser  has  subsequently   been  provided  with  a  proposed   deferred
maintenance repair budget for the Pineview apartment community. The budget for implementing repairs currently proposed has been set out as follows:

      Mailing Address: Post Office Drawer 2129, Winter Park, Florida 32790
                       (407) 647-0800 Fax # (407) 645-2301

Mr. Gregory McGrath
March 4, 1998
Page 2


                      Roofing                     $ 10,000
                      Siding repair/replacement   $ 29,000
                      Exterior painting           $  3,000
                      Landscaping                 $ 12,000
                      Asphalt repair/re-striping  $  4,000
                      Interior renovations        $ 51,900
                                                  --------
Total repairs and unit upgrades proposed          $109,900

On page 123 of the appraisal, the value of the subject property via the Income Approach, as if curable deficiencies were corrected, was estimated at $2,567,908. On page 142 of the appraisal, the market value of the subject property via the Market Approach, as if curable deficiencies were corrected, was estimated at $2,642,226. The Appraiser developed the Cost Approach to value for the subject property recognizing the existing deferred maintenance. However, the Cost Approach to value was not given significant consideration when estimating a correlated value indication for the property. Based upon the review of the Cost, Income and Market approaches to value, it is the Appraiser's opinion that the correlated market value estimate for the subject property, as if curable deficiencies were corrected, would approximate $2,620,000.

You have advised the Appraiser that a utility sub-metering system will be installed at the Pineview apartment community. The cost to install the sub-metering system approximates $17,500. Sub-metering utility systems like that proposed at Pineview apartments enable the landlord to individually bill tenants for their sewer and water consumption needs. The Florida market has been in a transition during the past years from landlords typically providing sewer and water services to the services being paid for by the tenants. The Appraiser has reviewed the subject market and other comparable apartment communities in order to determine the market acceptance of utility sub-metering and the impacts of utility sub-metering upon the property's net operating income.

In general, it was found that approximately 65% of the sewer and water costs can be passed through to the tenants by implementing this sub-metering equipment. In addition, apartment communities instituting utility sub-metering programs are able to maintain the same quoted street rents for the individual apartment units. As a result, the utility sub-metering income tends to offset a substantial portion of the property's utility expenses and becomes a direct benefit to the property's net operating income.

On page 119 of the appraisal of the Pineview apartment community, a summary of actual expenses incurred at the community during 1995 and 1996 was provided, together with the estimated operating expenses as set forth by the Appraiser at the date of valuation. This summary of operating expenses indicates that utilities and trash removal were estimated at the date of valuation to reflect $45,000 annually. The sub-metering of the Pineview apartment community should result in the recovery of approximately $29,250 of this utility expense. This reflects 65% of the total estimated utility costs.

Mr. Gregory McGrath
March 4, 1998
Page 3

Recognizing the utility sub-metering benefits, the net operating income for the subject property would equal approximately $279,621. In developing the Income Approach to value, an overall capitalization rate of 9.50% was utilized. When this estimated overall capitalization rate is applied to the adjusted net operating income estimate of $279,621, the Income Approach to value reflects a value indication for the subject property, as if fully sub-metered, of $2,867,908. From this value indication it is necessary to subtract the cost to install the utility sub-metering system, as previously reported at $17,500. This results in a final value indication for the subject, as sub-metered, of $2,850,408. This figure has been rounded slightly to $2,850,000.

In developing the Market Approach to value, the effective gross income multiplier unit of comparison was relied upon when estimating a value indication for the subject property. On page 142 of the original appraisal report, an effective gross income multiplier of 6.00 was selected based upon a review of eight comparable sales of similar apartment complexes.

The effective gross income multiplier of 6.00 utilized in the original appraisal report was based upon comparable sales which reflected landlord paid sewer, water and garbage expenses. When sub-metered, the subject property will reflect operating expense levels below those reflected by the comparable sales and the effective gross income multiplier should be adjusted to reflect the lower operating expenses reflected by the subject property, as sub-metered.

Therefore, for the purposes of this addendum, an effective gross income multiplier of 6.50 has been utilized when re-analyzing the Market Approach to value for the subject property, as sub-metered. Applying this effective gross income multiplier of 6.50 to the estimated effective gross income of $440,371 reported on page 142 of the original report, results in a value indication for the subject property via the Market Approach to value, as if sub-metered, of $2,862,412. From this value indication it is necessary to subtract the cost to install the utility sub-metering system, as previously reported at $17,500. This results in a final value indication for the subject, as sub-metered, of $2,844,912. This figure has been rounded slightly to $2,845,000.

Based upon a re-analysis of the subject property, recognizing the impacts of sub-metering, the Income and Market Approaches have reflected value indications for the subject property of $2,850,000 and $2,845,000, respectively. The correlated value indication for the subject property, as if sub-metered, has been estimated at $2,848,000.

In summary, this letter addendum addresses the impacts upon value associated with correcting the items of deferred maintenance and installing the sub-metering system. The resulting value indications are reflected for the Pineview apartment community:

          Estimated as-is market value under market
          conditions prevailing on June 17, 1997, as
          originally reported:                                        $2,500.000

Mr. Gregory McGrath
March 4, 1998
Page 4


          Estimated market value as if curable
          deficiencies were corrected under market
          conditions prevailing on June 17, 1997:                     $2,620,000

          Estimated market value as if curable deficiencies were
          corrected under market conditions prevailing on
          June 17, 1997, and as if the  sub-metering  system were
          installed  and  operational:                                $2,848,000

This letter addendum should be read and reviewed only in conjunction with the self-contained appraisal report that was prepared on June 19, 1997. The self-contained appraisal report is a document containing 152 pages plus exhibits.

If any additional information is requested, please advise.

Respectfully submitted,

         CONSORTIUM APPRAISAL, INC.                 CONSORTIUM APPRAISAL, INC.


         Reviewed By:
         Philip F. Wood, MAI, SRPA                  Charles B. Byrd
         President (Corporate Seal)                 Staff Appraiser
         State-Certified General Real               State-Certified General Real
         Estate Appraiser                           Estate Appraiser
         Florida License No. 0000777                Florida License No. 0000908

                                   CONSORTIUM



                                  APPRAISAL OF
                             STADIUM CLUB APARTMENTS

                         LOCATED ALONG THE EAST SIDE OF
                     LANIER DRIVE, IN THE CITY OF STATESBORO
                             BULLOCH COUNTY, GEORGIA




                                  PREPARED FOR

                              MR. PARKER F. HECKNER
                            GMAC COMMERCIAL MORTGAGE
                                650 DRESHER ROAD
                             HORSHAM, PA 19044-8015




                                DATE OF VALUATION

                                 AUGUST 22, 1997




                                 DATE OF REPORT

                                 AUGUST 25, 1997

                                 August 25, 1997


Mr. Parker F. Heckner, Vice President
GMAC Commercial Mortgage
650 Dresher Road
Horsham, PA 19044-8015


Dear Mr. Heckner:

At your request, our firm has inspected and appraised the existing Stadium Club apartment community. The subject Stadium Club Apartments are located along the east side of Lanier Drive, in the city of Statesboro, Bulloch County, Georgia and reflect a current street address of 210 Lanier Drive. The subject property contains 60 furnished apartment units, a laundry and a manager's office. The subject property is marketed to, and occupied by, students of Georgia Southern University and differs from typical apartment developments in that individual leases are signed by each student occupying a rental unit. Essentially, each student leases a bedroom in the apartment unit and the common living areas are shared by all of the roommates. The subject property contains a total of 229 individual bedrooms, and a total of 345 rooms.

The objective of this appraisal was to estimate the market value of the fee simple interest in the real estate, including chattels under market conditions prevailing on August 22, 1997.

The market value estimate, as contained herein, is contingent upon the following conditions:

1. The subject project opened in 1988. The property reports a current occupancy of 79.4%, based upon 228 available bedroom, with 181 bedrooms occupied and 47 bedrooms vacant. The Appraiser inspected the exterior of the apartment community and the interior of three of the subject units. Access to all units was not available due to the occupancy of the property. The interiors of the units that were inspected were in good condition. The value estimate for the subject property is contingent upon all of the interiors of the subject units and the furniture contained therein being in good condition.

2. A current certified survey of the subject project verifying the site dimensions, area calculations, access, building locations, building area calculations, unit mix and the legal description as set out herein.

3. The Appraiser did not review sub-soil, structural, roof, mechanical or other engineering reports depicting the current condition of the property. It is recommended that such reports be obtained. It appears that engineering reports relating to the subject property are currently being prepared, but have not been completed. This appraisal is subject to revision should these engineering reports reveal any negative conditions affecting the subject property other than those described and considered herein. Visual inspections of the subject property indicated that it is generally in good overall condition. However, some deferred maintenance, primarily relating to deteriorated siding, was noted by the Appraiser, and these

Mr. Parker F. Heckner
August 25, 1997
Page 2


     items have been described in detail within the attached appraisal. The Appraiser has estimated the cost to cure this deferred maintenance at approximately $35,000. This appraisal is subject to: a) the building components on and within the subject buildings being structurally sound and in good physical condition, excepting those deteriorated items so noted in this report; and b) the verification of the curable physical deterioration estimates set out herein by a qualified building contractor, and is subject to revision by the Appraiser based upon the findings of the contractor.

4. The Appraiser has not been provided with an environmental report relating to the subject site and improvements. This appraisal has been made contingent upon the absence of hazardous contamination within the subject site, and upon the absence of hazardous building materials being incorporated into the subject building improvements.

In my opinion the subject property had an estimated "as-is" market value, under the foregoing contingencies, of:

                   TWO MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  ($2,800,000)

The estimated contributory value of the furniture within the subject apartment units equates to $103, 100. Therefore, the value of the subject property has been allocated as follows:

                  Estimated value of Furniture:           $  103,100
                  Estimated value of Real Estate:         $2,696,900
                                                          ----------
                  Total Estimated Value of the
                  Subject Property                        $2,800,000

Based upon the analysis of the available market data and our firm's experience in the marketing of rental apartment communities similar to the subject, it was my opinion that a typical marketing period of approximately one to two years would be required to effect an arm's length market-driven sale of the subject.

The undersigned certify that, to the best of our knowledge and belief, the statements of fact contained in this report are true and correct. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is further not contingent upon the reporting of a predetermined value or directions in value that favors the cause

Mr. Parker F. Heckner
August 25, 1997
Page 3


of the client; the amount of the value estimate; the attainment of a stipulated result; or the occurrence of a subsequent event. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of The Appraisal Institute, the Uniform Standards of Professional Appraisal Practice, and the requirements of the state of Georgia for State Certified Appraisers. The use of this report is subject to the requirements of The Appraisal Institute relating to review by its duly authorized representatives.

The research, data accumulation, personal on-site inspections of the subject property and comparables, verifications/confirmations, valuation analysis, and composition of the attached appraisal report were conducted and completed by Charles B. Byrd. The report was reviewed by Philip F. Wood, MAI, and this review process consisted of: "on-site" physical inspections of the comparable sales and rentals; an on-site physical inspection of the subject property, the area, and the subject neighborhood; and the reading and examination of the completed report.

As of the date of this report, Philip F. Wood has completed the requirements of the continuing education program of the Appraisal Institute. No one provided significant professional assistance to the persons signing this report. We do not authorize the out-of-context quoting from or partial reprinting of this appraisal report. Further, neither all nor any part of this appraisal report shall be disseminated to the general public by the use of media for public communication without the prior written consent of the Appraiser(s) signing this appraisal report.

Please refer to the attached, self-contained appraisal report for documentation of this value estimate. If any additional information is needed, please advise.

NOTE: The information contained in this report is copyrighted. The willful unauthorized use of any contents of this report constitutes copyright infringement which could subject the infringer to civil damages and criminal penalties pursuant to ss.ss.504 and 506 of the Federal Copyright Revision Act of 1976. The Florida Real Estate License Law (Chapter 475-Part 11, Florida Statutes defines an appraisal, an appraisal service, an appraisal assignment and an analysis assignment. Be advised that this report falls within these definitions only if properly executed herein. Proper execution includes an original blue-ink signature by the Appraiser overlaid by a raised seal. Any deviation from this means that the report is copyright infringed, unauthorized and does not represent services provided by the Appraisers or the firm.


                                                    Respectfully submitted,

                                                    CONSORTIUM APPRAISAL AND
                                                    CONSULTING SERVICES, INC.

Mr. Parker F. Heckner
August 25, 1997
Page 4


                        By:      National Consortium Research Corporation, Inc.


                                 Prepared By:
                                 Charles B. Byrd
                                 Staff Appraiser
                                 State-Certified General Real Property Appraiser Georgia License No. 006188


                                 Reviewed By:
                                 Philip F. Wood
                                 Vice President (Corporate Seal)
                                 State-Certified General Real Property Appraiser Georgia License No. 006187


97-071